Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated May 15, 2025, with respect to the consolidated financial statements of Top Wealth Group Holding Limited and its subsidiaries, appearing in its Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Audit Alliance LLP

Singapore

May 15, 2026